Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-156760, 333-40722, 333-105745 and 333-116702) and on Form S-8 (Nos. 333-153392, 333-88259, 333-38992, 333-38990, 333-67026, 333-97741, 333-105748, 333-116704 and 333-135811) of PLX Technology, Inc., of our report dated February 26, 2009, relating to the financial statements of Oxford Semiconductor, Inc., which appears in this Current Report on Form 8-K/A of PLX Technology, Inc.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
San Jose, California
March 16, 2009